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                                                                      EXHIBIT 99


                        Report of Independent Accountants


Board of Directors and Shareholders
Overton Bancshares, Inc.
Fort Worth, Texas

In our opinion, the consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1997 (not presented separately in the Cullen/Frost Bankers, Inc., 1999 Annual Report on Form 10-K) present fairly, in all material respects, the results of operations and cash flows of Overton Bancshares, Inc. and Subsidiaries for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Overton Bancshares, Inc. for any period subsequent to December 31, 1997.



/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
February 17, 1998